SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


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         14a-6(e)(2))
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   [ ]   Soliciting Material Pursuant to "240.14a-12

                      BRAVO! FOODS INTERNATIONAL CORP.
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              (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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previously.  Identify the previous filing by registration statement number, or
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                      BRAVO! FOODS INTERNATIONAL CORP.
                       11300 U.S. Highway 1, Suite 202
                         North Palm Beach, FL 33408
                               1-877-625-1411

                           PROXY STATEMENT
                       ANNUAL MEETING OF SHAREHOLDERS
                                 To Be Held
                         Wednesday, October 9, 2002

               INFORMATION CONCERNING SOLICITATION AND VOTING
               ----------------------------------------------

General

      This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of Bravo! Foods International Corp. for use at the annual meeting of our shareholders, which will be held at The Waterford Hotel & Conference Center, Salon A, 11360 US Highway One, North Palm Beach, Florida, on Wednesday, October 9, 2002, at 10:00 a.m., and at any adjournments of the annual meeting. This proxy statement, accompanying proxy card and notice of annual meeting, are expected to be mailed to shareholders on or about August 30, 2002.

      The annual meeting is being held to consider and vote on three proposals:

PROPOSAL 1:  The election of five (5) directors to our board of directors for terms of two years.

PROPOSAL 2:  The ratification or rejection of BDO Seidman, LLP as our independent public accountants for the fiscal years ending December 31, 2001 and 2002.

PROPOSAL 3:  The transaction of any other business that may come properly before the meeting.

Who can vote at the annual meeting?

      Shareholders of record at the close of business on August 19, 2002, are entitled to notice of, and to vote at, the annual meeting. As of that date, we had 21,676,080 shares of common stock entitled to vote at the annual meeting.

      In order that your shares may be represented, you are requested to:

            *  indicate your instructions on the proxy or proxies;

            *  date and sign the proxy or proxies;
            *  mail the proxy or proxies promptly in the enclosed envelope;
               and
            * allow sufficient time for the proxy or proxies to be received one week before the commencement of the annual meeting on October 9, 2002

How do the shareholders vote by proxy?

      If the enclosed proxy card is executed properly and returned in time to be voted at the annual meeting, your shares will be voted in accordance with the instructions marked on the proxy card. If no vote or other instructions are marked on the proxy card with respect to a specific proposal, your proxy will be voted "FOR" the approval of such proposal and in accordance with the judgment of the persons appointed as proxies upon any other matter that properly may come before the annual meeting.

Revocability of proxies

      Any shareholder giving a proxy by mailing in a card has the right to attend the annual meeting to vote in person. This in person vote will revoke any prior proxy given to us. Also, you have the right to revoke your proxy at any time by written notice received by us prior to the time it is voted.

What is a quorum?

      A quorum of shareholders is a majority of the outstanding shares entitled to vote at the annual meeting present at the meeting in person or by proxy. For purposes of determining the presence of a quorum for transacting business at the annual meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

Adjournments

      In an event that a quorum is not present at the annual meeting, the meeting will be adjourned to permit further solicitation of proxies. In the event that a quorum is present but sufficient votes have not been received to approve one or more of the proposals, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. The persons named as proxies will vote in their discretion on questions of adjournment those shares for which proxies have been received that grant discretionary authority to vote on matters that may come properly before the meeting.

Important information for shareholders

      A notice of the annual meeting and proxy accompany this proxy statement. Proxy solicitations will be made by mail. All costs of solicitation, including (a) printing and mailing of this proxy statement and accompanying material, (b) the reimbursement of expenses in forwarding solicitation material to the beneficial owners of our shares, (c) payment of American Stock Transfer and Trust Company for its services in soliciting proxies and recording votes, and (d) supplementary solicitations to submit proxies, will be borne by us.


Included with this proxy statement are the following:

      * Our annual report on Form 10KSB for the 2001 reporting year, which includes our audited financial statements for the fiscal years ended December 31, 2000 and 2001, as filed with Securities and Exchange Commission

      * Selected financial information from our most recent quarterly report on Form 10QSB for the second quarter of 2002

                   PROPOSAL 1: ELECTION OF FOUR DIRECTORS

      Our board has positions for ten directors that are elected as Class A or Class B directors at alternate annual meetings of our shareholders. Seven directors of our board are independent. Our chairman and chief executive officer are separate. The board meets regularly, at least four times a year, and all directors have access to the information necessary to enable them to discharge their duties. The board, as a whole, reviews our financial condition, performance on an estimated vs. actual basis and financial projections as a regular agenda item at scheduled periodic board meetings, based upon separate reports submitted by our chief executive officer and chief financial officer. Directors are elected by our shareholders after nomination by the board or are appointed by the board when a vacancy arises prior to an election. We presently have one mid-term vacancy on the board. This year we have adopted a nomination procedure based upon a rotating nomination committee made up of those members of the director Class not up for election. The board presently is examining whether this procedure, as well as the make up of the audit and compensation committees, should be the subject of an amendment to the by-laws.

      The first proposal to be submitted at the annual meeting is the election of five (5) of our ten (10) directors for terms to expire at the second subsequent annual meeting of our shareholders. Our board is divided in to two groups of directors, who are elected at alternate annual meetings. In 2000, our board of directors voted to increase the board from eight to ten members. One new member was placed in each of the two different director groups.

      The board of directors has accepted nominations for the following persons as directors, all of who presently serve as directors of the
Company:

      Mr. Robert J. Cummings      (presently a Director)

      Mr. George Holdsworth       (presently a Director and member of the
                                  Audit Committee)

      Mr. Stanley Hirschman       (presently a Director, Chairman and
                                  member of the Audit Committee)

      Mr. Michael G. Lucci        (presently a Director)

      Mr. Phillip Pearce          (presently a Director and member of the
                                  Audit Committee)

Nominees for election for a two-year term


Mr. Robert J. Cummings - Director Since 1997

      Mr. Cummings' work experience includes ten years in purchasing at Ford Motor Company. In 1975, he founded and currently operates J & J Production Service, Inc., a manufacturing representative business, which is currently responsible for over $300 million in annual sales. Mr. Cummings has served on the executive committee of our board of directors.


Mr. George Holdsworth - Director Since 1997

      From March of 1997 until May 1998, Mr. Holdsworth was responsible for the operational aspects of our China operations. Since 1998, Mr.
Holdsworth has managed his personal investment portfolio and has served as a director and consultant to U.S. Stone Corporation, a start up marble quarry company located in Alabama.

      Mr. Holdsworth is a graduate of the University of London with a B.S. in Mathematics and an Associate of the London College of Music. He started in business as a manufacturing manager in Earlsdon Components, Ltd., where he became Director of Operations, then owner and Managing Director. In 1993, Mr. Holdsworth became owner of Earlsdon Technology, Ltd., a JV Partner of Shanghai Earlsdon Valve Company, Ltd., and lived in Shanghai for four years, until May 1998. Mr. Holdsworth sold his interest in Shanghai Earlsdon and commenced his duties for us in March 1997. Mr. Holdsworth serves on our audit committee.

Mr. Stanley A. Hirschman - Chairman and Director since September 2000

      Mr. Hirschman is president of CPointe Associates, Inc., an executive management and consulting firm specializing in solutions for emerging companies with technology-based products. CPointe was formed in 1996. In addition, he is a director of ObjectSoft Corp., RetailHighway.com and former chairman of the board of Mustang.com. Prior to establishing CPointe Associates, Mr. Hirschman was vice president of operations of Software, Etc., Inc., a retail software chain, from 1989 until 1996. Mr. Hirschman has also held senior management positions with retailers T.J. Maxx, Gap Stores and Banana Republic.

      Mr. Hirschman currently serves on the audit committee of our board of directors and is a director of our US subsidiary Bravo! Foods. Inc.


Michael G. Lucci - Director Since 1998

      Mr. Lucci is a former All Pro linebacker who played for the Detroit Lions of the National Football League from 1964 through his retirement from professional football in 1973. Mr. Lucci became associated with Bally's Total Fitness Corporation in 1971 and rose through the ranks to become that corporation's Vice President of club operations in the mid-west, Senior Vice-President, and President and Chief Operating Officer in 1993. Mr. Lucci retired in 1996 and, since that time, has managed a diverse investment portfolio for himself and directed the business of his construction company in the Detroit MI area. Mr. Lucci has served on the executive committee of our board of directors.


Mr. Phillip Pearce - Director Since 1997

      Mr. Pearce is a "retired" member of the securities industry. Mr. Pearce served as Chairman of the NASD during which time he was instrumental in the founding of NASDAQ. Additionally, Mr. Pearce was a former Director of E.F. Hutton and has served as Governor of the New York Stock Exchange. Since his retirement in 1988, Mr. Pearce has remained active in the securities industry as a corporate financial consultant.

      Mr. Pearce serves on our audit committee and is a director of our U.S. subsidiary, Bravo! Foods, Inc.

Vote required

      The election of the nominees as directors requires the affirmative vote of a simple majority (more than 50%) of the outstanding voting shares present at the annual meeting in person or by proxy in favor of each nominee. For convenience, you may vote for all of the nominees as a group by checking the appropriate box on the accompanying proxy card.

THE BOARD OF DIRECTORS (EXCLUDING THE NOMINEES) RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS OF THE COMPANY. ANY UNMARKED PROXIES WILL BE SO VOTED.

Board committees

Audit Committee

      Our audit committee is composed of three non-executive directors and functions to assist the board in overseeing our accounting and reporting practices. Our financial information is booked in house by our treasurer's office, from which independent third party accountants prepare financial reports. These financial reports are audited or reviewed by BDO Seidman, LLP, independent accountants and auditors. Our chief financial officer reviews the preliminary financial and non-financial information prepared in house, by our securities counsel and by our third party accountants, and the reports of the auditors. The committee reviews the preparation of our audited and unaudited periodic financial reporting and internal control reports prepared by our chief financial officer. The committee is available to review significant changes in accounting policies and to address issues and recommendations presented by our internal and external accountants as well as our auditors.

Compensation Committee

      Our compensation committee is composed of three non-executive directors and reviews the compensation structure and policies concerning executive compensation. The committee develops proposals and recommendations for executive compensation and presents those recommendations to the full board for consideration. The committee periodically reviews the performance of our other members of management and the recommendations of the chief executive officer with respect to the compensation of those individuals. Given the size of our company, all such employment contracts are periodically reviewed by the board. The board must approve all compensation packages that involve the issuance of our stock or stock options.

Nominating Committee

      The nominating committee was established in the second quarter 2002 and consists of those members of the director Class not up for election. The committee is charged with determining those individuals who will be presented to the shareholders for election at the next scheduled annual meeting. The full board fills any mid term vacancies by appointment.

        PROPOSAL 2: RATIFICATION OF APPOINTMENT OF PUBLIC ACCOUNTANTS

      The second proposal to be submitted at the annual meeting is the ratification or rejection of the selection by the board of directors of BDO Seidman, LLP as our independent public accountants for the current fiscal year and for the past fiscal year. BDO Seidman, LLP has examined our financial matters and those of our Chinese and U.S. subsidiaries and has issued reports on its audit for the years ending December 31, 2000 and 2001.

Audit Fees

      We have paid BDO Seidman $92,800 for 2001 audit fees. In 2000, we paid BDO Seidman $63,000 for audit fees and $36,500 for SEC registration statement review. BDO Seidman has not rendered any business consultation services to us.

Vote required

      Ratification of the selection of BDO Seidman, LLP as independent public accountants for the Company requires the affirmative vote of a simple majority (more than 50%) of the outstanding voting shares present at the Annual Meeting in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY. ANY UNMARKED PROXIES WILL BE SO VOTED.


                         PROPOSAL 3: OTHER BUSINESS

      We know of no other business to be presented at the annual meeting. If any additional matters should be presented properly, however, proxies will be voted or not voted as instructed in the proxy cards. Proxy cards reflecting no instructions will be voted in accordance with the judgment of the named proxy holders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" AUTHORIZING THE PROXY HOLDERS TO VOTE UPON SUCH OTHER MATTERS THAT MAY COME PROPERLY BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS

                                 MANAGEMENT

      The directors, executive officers and significant employees/advisors are as follows. Our directors serve for staggered terms of two years or until their successors are elected. Robert Holz, a director appointed in 2000, resigned in July 2002 for personal reasons. Mr. Holz' director position presently is vacant and will be filled by appointment of the board.


                                                                                    Year
  Name of Officer and Age       Position with the Company                         Appointed
  -----------------------       -------------------------                         ---------

Bravo! Foods International Corp.

  Stanley A. Hirschman   56     Chairman and Director                             2000
  Roy G. Warren          46     Director, Chief Executive Officer & Secretary     1997/1999
  John McCormack         43     Director, President & Chief Operating Officer     1997/2000
  Michael L. Davis       68     Chief Financial Officer                           1997
  Nancy Yuan             31     Treasurer                                         2001
  Arthur W. Blanding     74     Director                                          1999
  Robert Cummings        59     Director                                          1997
  Paul Downes            40     Director                                          1997
  George Holdsworth      63     Director                                          1997
  Michael Lucci          61     Director                                          1998
  Phillip Pearce         72     Director                                          1997


Bravo! Foods, Inc. - US subsidiary

  Arthur W. Blanding     74     Chairman and Director                             2000
  Roy G. Warren          46     Director and Treasurer                            1999
  Stanley A. Hirschman   56     Director                                          2000
  John McCormack         43     Director and Chief Executive Officer              2000/2001
  Phillip Pearce         72     Director                                          2000

China Premium Food Corp (Shanghai) Co., Ltd. - Chinese subsidiary

  Jeffrey Tarmy          32     Director and General Manager                      2001
  Roy G. Warren          46     Director, Chairman                                1999

      The experience and background of our executive officers and directors not up for election follows:

Mr. Roy G. Warren - Chief Executive Officer since May 1999; Director since
1997

      Mr. Warren serves as our Chief Executive Officer and as a director. Mr. Warren was in charge of our day-to-day operations as from 1997 until the appointment of John McCormack as President and Chief Operating Officer in December 2000. As Chief Executive Officer, Mr. Warren continues to develop strategy for our growth and external financial matters.

      For 15 years from 1981 through 1996, Mr. Warren was in the securities brokerage industry. During those years, Mr. Warren acted as executive officer, principal, securities broker, and partner with brokerage firms in Florida, most notably Kemper Financial Companies, Alex Brown & Sons and Laffer Warren & Company. Mr. Warren currently serves on the Executive Committee of our board of directors.

      Mr. Warren also serves as a director of our U.S. subsidiary, Bravo! Foods, Inc. and our wholly owned Chinese subsidiary, China Premium Food Corp (Shanghai) Co., Ltd.


Mr. John McCormack - President, Chief Operating Officer since December 2000; Director since 1997

      Prior to his appointment as our President and Chief Operating Officer, Mr. McCormack served as an executive with Dean Foods Co. for over 15 years. Dean Foods is a US national processor and distributor of a full line of branded and private label products, including fluid milk, cottage cheese and ice cream. Prior to a 1999 move to the Chicago area for Dean Foods, Mr. McCormack managed McArthur Dairy in Miami, Florida, a wholly-owned subsidiary of Dean Foods Co. As a Vice President of Dean Foods, he was in charge of Dean Food's mid-western division out of Chicago, Illinois.

      Mr. McCormack currently serves on the compensation committee of our board of directors and is a director of our U.S. subsidiary, Bravo! Foods, Inc.


Mr. Michael L. Davis - Chief Financial Officer since October 1997

      Mr. Davis has been associated with the securities industry over 35 years, as a securities and special situations analyst with ValueLine, and as a tactical planner, general portfolio manager and short sale portfolio manager with a number of hedge funds. In 1972, he was a member of the Investment Committee at Anchor Corp., which supervised its $2.5 billion family of funds, as well as serving as Anchor's chief market analyst. From 1978 through 1989, Mr. Davis was the portfolio manager of Merrill Lynch's Special Value Fund. In addition to his position with us, for the past eight years, Mr. Davis has operated a private consulting firm, M.L. Davis Financial Services. Mr. Davis advises clients on stock selection and general market timing considerations. He researches and writes investment reports on selected small and mid-cap growth companies. In addition, Mr. Davis supervises an investment portfolio for a group of United Arab Emirates investors.


Mr. Arthur W. Blanding - Director Since November 1999

      Mr. Blanding is president of The Omega Company, an international dairy industry consulting company. Mr. Blanding has over 50 years experience in management of dairy processing, sales and strategic planning consulting. He graduated from Michigan State University in 1956, with a degree in food science, and in 1964 from Oregon State University with a degree in Food Microbiology, and attended Harvard Business School.

      As President of The Omega Company for the past 20 years, Mr. Blanding has completed over 200 projects successfully, both in the U.S. and abroad. Clients of The Omega Company include Abbott International, Cumberland Farms, Dairy Gold, Farm Fresh, Inc., Haagen Dazs, Labatt, Ross Laboratories, and Stop & Shop Company, among others. Mr. Blanding was a consultant for the design and construction of the dairy processing facility built in Shanghai by Green Food Peregrine. The Omega Company is a party to a consulting contract with us concerning technical and production issues. Mr. Blanding also serves as a director and Chairman of our U.S. subsidiary, Bravo! Foods, Inc.


Mr. Paul Downes - Director Since 1997

      Mr. Downes is a director and, from August of 1997 to April of 1998, served as our Chairman. For the past 12 years, Mr. Downes has managed his personal diverse portfolio of international investments with concentration in the United Kingdom, Eastern Europe, North Africa and Asia. In 1985, he founded a group of nursing homes for the elderly in Great Britain, which he sold in 1990. Prior to that time, Mr. Downes, spent several years organizing golf tournaments and international golf matches in Malaysia, Singapore, Thailand, Philippines, Indonesia and Hong Kong, spending two years living in Southeast Asia. Mr. Downes is one of our "founders" and played a leading role in our initial raising efforts. From March of 1999, Mr. Downes has served as the Chairman of a start up marble quarry company located in Alabama.


Mr. Jeffrey Tarmy Director and General Manager of our wholly owned Chinese subsidiary, China Premium Food Corp (Shanghai) Co., Ltd., since January 2001

      Mr. Tarmy holds a Batchelor of Arts degree in Political Science from University of Maine, Orono, and a Masters of Science in Public
Relations/Public Affairs from Golden Gate University, San Francisco. In 1996, Mr. Tarmy worked for Ketchum Newscan Public Relations

Ltd. in San Francisco, where he worked with multinational clients to develop and implement nationwide communication programs.

      In 1997, Mr. Tarmy relocated to Ketchum's Shanghai, PRC office. He became responsible for Ketchum's Beijing, Guangzhou and Shanghai operations, overseeing a staff of 50 professionals in six practice areas, including brand marketing, corporate relations, food & nutrition, technology, workplace communication and healthcare. By January 2000, Mr. Tarmy held the position of Vice President, China, with Ketchum and had responsibility for business development, client servicing, quality control and agency management.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our common stock as of August 19, 2002, as to

      * each person known to beneficially own more than 5% of the Company's common stock
      *  each of the Company's directors
      *  each executive officer

      The following conditions apply to all of the following tables:

      * except as otherwise noted, the named beneficial owners have direct ownership of the stock and have sole voting and investment power with respect to the shares shown

      * the number of shares listed includes the shares of common stock underlying our issued convertible preferred stock, options and warrants

      Applicable percentages are based upon 27,123,271 shares beneficially owned as of August 19, 2002, adjusted from 21, 676,080 as required by rules promulgated by the Securities Exchange Commission.


                                                             Percent
      Beneficial owner                  Number of Shares     of Class
      ----------------                  ----------------     --------

      Amro International, S.A.           2,165,440 (1)         9.99%
      Austinvest Anstalt Balzers
      Esquire Trade & Finance Inc.

      The Keshet Fund L.P.               2,165,440 (2)         9.99%
      Keshet L.P.
      Nesher Ltd
      Talbiya B. Investments Ltd.



      Mr. Dale Reese                     3,203,485            11.81%

      Paul Downes                        1,879,887             6.93%
      Tamarind Management Ltd.

      Libra Finance, S.A.                1,662,500             6.13%

      Roy G. Warren                      1,464,328             5.39%

      Explorer Fund Management, LLC      2,165,440 (3)         9.99%
      (Robert Holz)

--------------------
<F1>  Amro International, S.A., Austinvest Anstalt Balzers and Esquire
      Trade & Finance Inc. share a common investment representative, attorney and subscription agreements for the Series D and Series F convertible preferred stock and are treated as a group for beneficial ownership purposes. This group is contractually limited to a beneficial ownership of the Company's equity not to exceed 9.99%.
<F2>  The Keshet Fund L.P., Keshet L.P., Nesher Ltd. And Talbiya B.
      Investments Ltd., share a common investment representative, attorney and subscription agreements for the Series G convertible preferred stock and are treated as a group for beneficial ownership purposes. This group is contractually limited to a beneficial ownership of the Company's equity not to exceed 9.99%.
<F3>  Of the listed amount of common shares, Mr. Holz directly owns
      240,000. The balance, which is subject to the contractual ownership limitation of 9.99%, are common shares underlying the Company's Series H convertible preferred and warrants held by Explorer Fund Management, LLC, an affiliate of Mr. Holz.

      Common stock owned by our directors and executive officers, not listed above, follows:


                                                             Percent
      Beneficial owner                  Number of Shares     of Class
      ----------------                  ----------------     --------

      Robert Cummings                      455,000             1.67%

      Michael G. Lucci                     455,000             1.67%

      John McCormack                       605,000             2.23%

      Mr. Arthur W. Blanding               102,889              *




      Phillip Pearce                       156,000              *

      Stanley Hirschman                     19,670              *

      Michael Edwards                      830,143             3.06%

      Michael L. Davis                      75,000              *

      Nancy Yuan                            55,000              *

Common stock owned by our directors
and executive officers as a group        6,097,917 (1)        22.48%

--------------------
*     Less than 1%

      There currently are no arrangements that may result in a change of ownership or control of the Company.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

      As required under Section 16(a) of the Exchange Act, our directors, executive (and certain other) officers, and any persons holding more than 10% of our common stock must report initial reports of ownership and reports of any changes in ownership to the Securities and Exchange Commission on specific due dates. To our knowledge and based solely upon a review of the appropriate forms furnished to us, beneficial owners subject to Section 16(a) have complied with the filing requirements applicable to officers, directors and greater than 10% beneficial owners.


                  EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of directors

      Directors were compensated for their travel expenses to and from board of directors' meetings in 2000, 2001 and 2002. There were three in person meetings and five telephonic meetings of the board in 2000 and two in person meetings and three telephonic meetings in 2001. Directors receive options for 30,000 shares of common stock for each year as a director. Each members of the executive committee has received options for an additional 35,00 shares of common stock for their services from 1998 through 2001.

Compensation of executive officers

      The following table sets forth the compensation paid during the last three fiscal years to the Company's Chief Executive Officer, and the four other most highly compensated executive officers whose total 2001 salary and bonus exceeded $100,000:

                                                                                                       -Long-Term Compensation-
                                                        -Annual Compensation-                          Restricted Stock Awards
Name & Position            Year    Salary                             Bonus             Other                and Options
---------------            ----    ------                             -----             -----          ------------------------

Roy G. Warren              1998    $120,000                                                                    559,914(1)
President &                1999    $120,000
Chief Executive Officer    2000    $180,000(retroactive to 1/1/00)
                           2001    $180,000
                           2002    $180,000                                                                  2,000,000(1)

John McCormack             2001    $180,000                                       100,000 shares(2)          1,045,000(3)
President & COO

Steven Langley             1999    $ 75,000                         $30,000       $70,000(4)                   200,000(5)
General Manager            2000    $ 75,000                         $30,000       $70,000(4)                          (5)
Chairman (China)           2001    $ 75,000(partial year)

Michael Edwards            2000    $ 55,000 (partial)               $65,000(6)                                 200,000(7)
Sales VP                   2001    $110,000
                           2002    $150,000                         $50,000(8)    100,000 shares(9)            300,000(10)
                                   (retroactive to 1/1/02)

Jeffrey Tarmy              2001    $100,000                                                                     50,000(11)
General Manager            2002
China subsidiary

Anthony Guiliano           2000    $ 60,000(partial yr.)            $30,000
President &                2001    $120,000                                                                    235,714(12)
Chief Operating Officer
Bravo! Foods, Inc.

--------------------
<F1>  Options for 410,914 were issued April 20, 1997.  At that time, a market did not exist for our unrestricted shares, which had a par value of $0.001. Options for 145,000 were issued March 27, 2001 for services as a director and member of the Executive Committee. On May 8, 2002, the board voted to authorize the creation and execution of an option agreement for the issuance of five-year options for 2,000,000 shares of common stock to Mr. Warren at an exercise price of $0.50 per share for 1,000,000 options and $1.50 per share for 1,000,000 options. These options have not yet been issued.
<F2>  One time signing bonus in common stock issued pursuant to an S-8 registration statement.




<F3>  Signing bonus of 400,000 options at $0.75 per share vested over an eighteen month period, with 25% vested on January 1, 2001, 25% vested on July 1, 2001 25% vested on January 1, 2002 and 25% vested on July 1, 2002, respectively, with expiration dates five years from vesting. Options for 105,000 were issued March 27, 2001 for services as a director. Includes unissued incentive bonus options for 500,000 shares of common stock authorized for issuance in 100,000 share tranches when stock trades at $1.00, $2.00, $3.00, $4.00 and $5.00, respectively, in accordance with employment agreement. Exercise price is the market price at issue, with a term of five years.
<F4>  Includes $48,000 annual allowance for housing in Shanghai, PRC for
      Mr. Langley and his family and $22,000 educational expense for family members.
<F5>  Pursuant to October 1, 1999 agreement for five year options (from vesting) at market as of September 1, 1999, subject to the following vesting schedule: 50,000 at 9-1-99; 50,000 at 9-1-00; 50,000 at
      9-1-01; 50,000 at 9-1-02. Employment ended March 16, 2001, resulting in expiration of last two option tranches.
<F6>  $65,000 bonus paid in quarterly installments for one year with review thereafter.
<F7>  Options for shares of common stock. All options have an exercise price at market, when issued. Options for 50,000 issued as signing bonus on November 27, 2000 and bonus options for 50,000 issued on 5-31-01; also includes unissued options to be issued for 50,000 on 5-31-02; and 50,000 on 5-31-03 in accordance with employment agreement. Options have a five-year term from issuance.
<F8>  $50,000 bonus paid in quarterly installments for two years, pursuant to renegotiated employment contract.
<F9>  One time signing bonus in common stock issued pursuant to an S-8 registration statement, pursuant to renegotiated employment contract.
<F10> Options for shares of common stock. All options are for five years from vesting and have an exercise price at market, when issued. Options for 100,000 shares vest upon execution of agreement; 100,000 options vest at 12-31-02 and 100,000 at 12-31-03, pursuant to renegotiated employment contract.
<F11> Options vest 12-31-01 at exercise price equal to market at 8-14-01
      ($0.36); options expire 12-30-05
<F12> Incentive options for shares of common stock replaced incentive options in the Company's subsidiary, Bravo! Foods, Inc. Mr. Guiliano worked partial year in 2001, through 10-6-01.

Option grant table 2001

      The following table sets forth information concerning the stock option grants made to each of the named executive officers for the fiscal year ending December 31, 2001.


                     Underlying       % of Total          Per Share          Expiration
Name & Position        Common       Granted in 2001       Exercise $            Date
---------------      ----------     ---------------       ----------         ----------



John McCormack       400,000(1)          35.7%          $0.75               5 years from
President/ COO                                                              vesting

John McCormack       105,000              9.3%          $0.75               3-26-06
Director

Roy Warren           145,000             12.9%          $0.75               3-26-06
Director/CEO

Michael Edwards       50,000              4.4%          market at
Sales VP                                                11-27-00($0.50)     11-26-05

Michael Edwards       50,000              4.4%          market at
Sales VP                                                5-31-01($0.44)      5-30-06

Jeffrey Tarmy         50,000(2)           4.4%          market at
General Manager                                         8-14-01($0.36)      12-31-05
China subsidiary

Anthony Guiliano     235,714(3)          21%            $0.35               6-30-06

--------------------
<F1>  Signing bonus of 400,000 options at $0.75 per share vested over an eighteen-month period, with 25% vested on January 1, 2001, 25% vested on July 1, 2001 25% vested on January 1, 2002 and 25% vested on July 1, 2002
<F2>  Vested 12-31-01
<F3>  Replaces options held by Mr. Guiliano in Bravo! Foods, Inc.


Aggregated option exercises in fiscal 2000 through August 19, 2002

      None of the named executive officers exercised any stock options during fiscal 2000, 2001 or through the record date of August 19, 2002.


Aggregated 2001 Fiscal Year End Option Value Table

      The following table provides information on the value of such officers' unexercised options at December 31, 2001.


                          Securities Underlying          Value of "In The Money"
Name & Position            Unexercised Options           Unexercised Options (1)
---------------           ---------------------          -----------------------

Roy G. Warren        555,914(2)                                   $-0-




Stephen Langley      100,000 (100,000 unexercisable)              $-0-

Michael Edwards      200,000                                      $-0-

John McCormack       505,000 (3)                                  $-0-

Anthony Guiliano     235,714                                      $-0-

--------------------
<F1>  On December 31, 2001, our unrestricted common stock was quoted on the
      NASD Over The Counter Electronic Bulletin Board at a closing price of $0.31; the reported dollar values represent the "in-the money" value of the options listed as of each year-end.
<F2>  Includes options for 145,000 options received as a director of the
      Company.
<F3>  Includes options for 105,000 options received as a director of the
      Company.


                        REPORT OF THE AUDIT COMMITTEE

      This report of the Audit Committee is with respect to our audited financial statements for the fiscal year ending December 31, 2001.

        The Audit Committee reviewed and discussed the audited financial statements with management, including outside securities counsel. The Audit Committee had access to our independent auditors, BDO Seidman, LLP pertaining to, among other things, matters in the financial statements, the conduct of the audit and other matters required by SAS 61. Our outside securities counsel reported to the Audit Committee on matters pertaining to our equity issuances for the period and the independence of our auditors. The Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report for the fiscal year ending December 31, 2001.

      The audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors. Each member of the Audit Committee qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers. Mr. Hirschman has replaced Mr. Holz, who resigned his director position in July 2002, as a member of the audit committee.


                                       Respectfully submitted,
                                       Audit Committee
                                       Stanley Hirschman
                                       Phillip Pearce
                                       George Holdsworth

                                OTHER MATTERS

SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


                                       By Order of the Board of Directors
                                       Bravo! Foods International Corp.

                                       Roy G. Warren
                                       Chief Executive Officer

August 27, 2002
North Palm Beach, Florida

                                  APPENDIX

Financial Information

      The following is certain financial information taken from our Form10-KSB, as part of our annual report originally filed with the SEC on April 1, 2002, for the fiscal year ending December 31, 2001. The full Form 10-KSB is reproduced as a part of and accompanies this proxy statement. In addition, we have reproduced certain financial information taken from our unaudited financial statements for the quarter ending June 30, 2002 as a supplement to the financial information contained in the annual report.
You are encouraged to review the full financial statements for the quarter ending June 30, 2002, as filed with he SEC on August 13, 2002.

Market for common equity and related stockholder matters

Common stock market price

      Our common stock is traded on the over-the-counter trading on the OTC Electronic Bulletin Board, which trading commenced October 24, 1997. The following quarterly quotations for common stock transactions on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions.


              QUARTER        HIGH BID PRICE     LOW BID PRICE

2000
         Q1 (1/3 - 3/31)        $1.10              $0.62

         Q2 (4/1 - 6/23)        $1.12              $0.70

         Q3 (7/1 - 9/30)        $1.0156            $0.5938

         Q4 (10/1 - 12/31)      $0.7812            $0.2656

2001
         Q1 (1/3 - 3/31)        $0.59              $0.27

         Q2 (4/1 - 6/29)        $0.51              $0.32

         Q3 (7/1 - 9/28)        $0.51              $0.20

         Q4 (10/1 - 12/31)      $0.50              $0.31




2002
         Q1 (1/3 - 3/29)        $0.52              $0.37

         Q2 (4/1 - 6/28)        $0.39              $0.21

Related Equity Matters

      As of August 19, 2002, there were approximately 1900 shareholders of record of our common stock, holding 21, 676,080 shares. On August 19, 2002, the closing sale price reported in the OTC system for our common stock was $0.32 per share. We have not paid dividends on our common stock and have no present intention of paying common stock dividends.

      On June 28, 2002, we filed a Certificate of Amendment of Certificate of Incorporation with the State of Delaware increasing our authorized common stock from 20,000,000 shares to 50,000,000 shares. This amendment was filed pursuant to affirmative shareholder consents constituting in excess of 50% of our issued and outstanding shares of common stock. As of the final consent date of July 26, 2002, we received 16,384,307 consents, representing 83% of our issued and outstanding shares. Of the votes received, 91.6% were in favor of the amendment, 8.2% opposed the amendment and 0.2% abstained from voting.

Selected Consolidated Financial Data


                                           Years ended December 31,
                                         ----------------------------      Period ended
                                            2000             2001          June 30, 2002
                                            ----             ----          -------------

Revenue                                  $   208,821      $   869,227       $   496,179

Cost of sales                                 83,879          194,229            72,004

Gross margin                                 124,942          674,998           424,175

Selling expense                              256,634          153,283             7,228

General and administrative expense         3,720,516        3,439,607         1,508,944

Operating loss                            (4,537,262)      (2,951,844)       (1,091,997)

Net loss                                  (4,537,262)      (2,951,844)       (1,102,556)

Net loss applicable to common shares     $(5,889,320)     $(3,207,569)      $(1,438,684)
                                         ----------------------------------------------

Basic and diluted loss per share         $     (0.49)     $     (0.24)      $     (0.08)
                                         ----------------------------------------------
Total Assets                             $ 2,048,775      $ 1,105,215       $ 1,144,181
Total stockholders' equity               $   306,866      $(1,542,159)      $(1,205,818)

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - SIX MONTHS ENDED JUNE 30, 2002

FORWARD-LOOKING STATEMENTS

      Statements that are not historical facts, including statements about the our prospects and strategies and our expectations about growth contained in this report are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the present expectations or beliefs concerning future events. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the uncertainty as to our future profitability; the uncertainty as to whether our new business model can be implemented successfully; the accuracy of our performance projections; and our ability to obtain financing on acceptable terms to finance our operations until profitability.

OVERVIEW

      Our business model includes obtaining license rights from Warner Bros. Consumer Products, granting production and marketing rights to processor dairies to produce Looney Tunes(TM) flavored milk and generating revenue primarily through the sale of "kits" to these dairies. The price of the "kits" consists of an invoiced price for a fixed amount of flavor ingredients per kit used to produce the flavored milk and a fee charged to the diaries for the production, promotion and sales rights for the branded flavored milk.

      Prior to 2001, our business primarily involved the production and distribution of milk in China. In the third quarter of 2000, we began to refocus our business away from the production - distribution aspect of the value chain by implementing a business model that involved the branding, marketing, packaging design and promotion of flavored fresh milk in the United States, branded with Looney Tunes(TM) characters. The processing, local promotion and sales of this branded flavored milk were the responsibility of regional dairy processors, to whom we sold "kits" pursuant to written production agreements. During the middle of 2001, this refocused business was implemented in China and, in December 2001, in Mexico.

      The business model that relied on production agreements with regional dairy processors for branded fresh milk, while viable, proved to have limited sales expansion capabilities in the US owing to the inherent distribution limitations of a product with a short shelf life. Under this business model, we achieved market penetration in approximately 3,700 stores, which included approximately 11% of the supermarkets on a national basis. The advent of extended shelf life (ESL) milk presented us with the opportunity to dramatically increase sales on a national basis.

      In the third quarter of 2001 and the first quarter of 2002, we entered into production contracts with Shamrock Farms, located in Phoenix, and Jasper Products, of Joplin, Missouri, respectively, and entered into arrangements to supply 400 Wal-Mart stores and all 86 Super Target stores with Looney Tunes(TM) ESL flavored milks. While our ESL business promises greater market penetration, we intend to maintain our existing short shelf life milk business with regional dairy processors currently under contract.

      In the first quarter of 2002, we further refined our business model by assuming greater control over the sales and promotion of our ESL branded flavored milk and by the addition of a new source of revenue. We are no longer dependent upon processor dairies to promote the sale of our ESL product. Since ESL milk sales are not limited to the accounts of regional dairy processors by distribution issues, we have assumed responsibility for promoting sales either directly or through food brokers who represent us with both national and regional accounts. This refined business model, coupled with the production capacity of these two ESL dairy processors, allowed us to seek national accounts in an aggressive fashion, resulting in arrangements to supply over, for example, 1,174 Win Dixie locations, 700 Publix supermarkets, 1200 Foodline stores, 335 Albertsons stores, 330 BILO locations, 200 Krasdale stores, 100 A&Ps and 42 Gristedes supermarkets. Currently, we have arrangements for the distribution and sale of our branded ESL flavored milk in over 7,000 supermarkets, representing 32% penetration of the national market, as well as an additional 1000 discount, club and convenience stores. Our expansion from 3,700 stores into over 8,000 stores nationally in six months is a testament to the efficacy of this new sales and promotion strategy.

      Under our refined U.S. business model, our revenue source derives not only from "kit" sales but also from a share of the differential between the cost to us of producing the ESL product and the wholesale price to our accounts. This new plan will gain us between the $0.025 and $0.03 per unit from the cost-price differential, in addition to the $0.05 per unit realized from "kit" sales.

      In June 2002, we entered into a production contract with a division of Parmalat USA Corp. to produce, market and sell the Looney Tunes(TM) brand flavored milks. Under this agreement, Parmalat will become the exclusive producer and distributor of Bravo! Foods' new Looney Tunes(TM) brand fortified aseptic milk, packaged in tetra-brick format under our Slammers Fortified Reduced Fat Milk(TM) logo. Our agreement with Parmalat will give us an expanded presence in supermarkets through the use of shelf stable aseptic milk that is processed, sold and distributed by Parmalat.
In addition, under this agreement we have retained responsibility for aseptic product sales in the food service sector, either directly or through food brokers who will represent us with both national and regional accounts. Our revenue sources from retail sales and food service sales under this agreement are similar to our sources of revenue from the sale of kits to regional dairies, in the case of retail sales, and our dual sources of revenue from ESL milk products, in the case of food service sales.

      In October 2001, China Premium (Shanghai) began to implement the Bravo! "kit sales" model with the execution of a production contract with Kunming Xuelan Dairy, located in Kunming City in Southwest China. Since October 2001, Kunming Dairy has been producing all five flavored milks in 250ml single serve gable top packaging. The dairy is averaging a half-ton of product for 2,000 production units per day. Kumgmin Dairy has committed to a $75,000 print advertising campaign to increase sales.

      In January 2002, Heilongjiang Wan Shan Dairy (Wonder Sun Dairy) began producing the vanilla Looney Tunes(TM) flavored milk. This dairy is located in Harbin City in Northeast China and has distribution rights to Heilongjiang, Jilin, Liaoning and Hebei provinces as well as Beijing and Tianjin municipalities. Currently, Wonder Sun has stopped production of Looney Tunes(TM) vanilla flavored milk to develop products for public school systems. In the second quarter 2002, the Shanghai government approved China Premium (Shanghai) and Wonder Sun Dairy to supply Looney Tunes(TM) flavored milks in aseptic packaging to the Shanghai public schools, which have a student body of 1.5 million. The aseptic milk has a shelf life of thirty days and does not require refrigeration. The parties to this agreement anticipate that the initial sales of this school product will be 30,000 units per day. Our gross profit has been calculated at US $0.010 per unit.

CORPORATE GOVERNANCE

The Board of Directors

      Our board has positions for ten directors that are elected as Class A or Class B directors at alternate annual meetings of our shareholders. Seven directors of our board are independent. Our chairman and chief executive officer are separate. The board meets regularly, at least four times a year, and all directors have access to the information necessary to enable them to discharge their duties. The board, as a whole, reviews our financial condition, performance on an estimated vs. actual basis and financial projections as a regular agenda item at scheduled periodic board meetings, based upon separate reports submitted by our chief executive officer and chief financial officer. Directors are elected by our shareholders after nomination by the board or are appointed by the board when a vacancy arises prior to an election. We presently have one mid-term vacancy on the board. This year we have adopted a nomination procedure based upon a rotating nomination committee made up of those members of the director Class not up for election. The board presently is examining whether this procedure, as well as the make up of the audit and compensation committees, should be the subject of an amendment to the by-laws.

Audit Committee

      Our audit committee is composed of three non-executive directors and functions to assist the board in overseeing our accounting and reporting practices. Our financial information is booked in house by our treasurer's office, from which independent third party accountants prepare financial reports. These financial reports are audited or reviewed by BDO Seidman, LLP, independent accountants and auditors. Our chief financial officer reviews the preliminary financial and non-financial information prepared in house, by our securities counsel and by our third party accountants, and the reports of the auditors. The committee reviews the preparation of our audited and unaudited periodic financial reporting and internal control reports prepared by our chief financial officer. The committee is available to review significant changes in accounting policies and to address issues and recommendations presented by our internal and external accountants as well as our auditors.

Compensation Committee

      Our compensation committee is composed of three non-executive directors and reviews the compensation structure and policies concerning executive compensation. The committee develops proposals and recommendations for executive compensation and presents those recommendations to the full board for consideration. The committee periodically reviews the performance of our other members of management and the recommendations of the chief executive officer with respect to the compensation of those individuals. Given the size of our company, all such employment contracts are periodically reviewed by the board. The board must approve all compensation packages that involve the issuance of our stock or stock options.

Nominating Committee

      The nominating committee was established in the second quarter 2002 and consists of those members of the director Class not up for election. The committee is charged with determining those individuals who will be presented to the shareholders for election at the next scheduled annual meeting. The full board fills any mid term vacancies by appointment.

CRITICAL ACCOUNTING POLICIES

      Our discussion and analysis of our consolidated financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates, including those related to reserves for bad debts and valuation allowance for deferred tax assets.

      We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the result of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Our use of estimates, however, is quite limited, as we have adequate time to process and record actual results from operations.

RESULTS OF OPERATIONS

Financial Condition June 30, 2002
---------------------------------

      As of June 30, 2002, we had an accumulated deficit of $23,657,640 and cash on hand of $46,279 and reported total shareholders' equity of $(1,205,818)

      For this same period of time, we had revenue of $744,400 and general and administrative expenses of $2,216,511. General and administrative expenses consisted of $1,421,255 in operation expenses, depreciation and amortization expenses of $279,052 and non-cash one time charges of $391,345 pertaining to the issuance of compensation options, the extension and re-pricing of warrants to restructure debt and waive cash penalties, and finders fees and non-cash consulting expenses of $124,859.

      After net interest expenses of $21,664, cost of goods sold of $76,487 and selling expenses of $17,514 incurred primarily in the operations of our Chinese wholly owned subsidiary, we had a net loss of $1,587,776.


Six Months Ended June 30, 2002 Compared to the Six Months Ended
---------------------------------------------------------------
June 30, 2001
-------------

Revenue

      We had revenues in for the six months ended June 30, 2002 of $774,400, with a cost of sales of $76,487, resulting in a gross profit of $667,913, or 90% of sales. Of the $774,400, $640,704 was from sales in the U.S. operation, $8,816 from sales in China, $50,180 from sales in Canada and $44,700 from sales in Mexico. Our revenue for the six months ended June 30, 2002 increased by $413,626, a 125% increase compared to revenue of $330,774 for the same period in 2001. This increase is the result of

      * moving from a production-distribution oriented business model with limited, capabilities, to the "licensing/branding" business model;
      *  adding five additional processor dairies in the US during 2001;
      * the opening of the Mexico market to of Looney Tunes(TM) flavored milks
      * the continued expansion of sales of extended shelf life product, which provides greater distribution flexibility; and
      * greater market penetration and distribution of Looney Tunes(TM) flavored milks.

Cost of Goods Sold

      We incurred cost of goods sold of $76,487 for the six months ended June 30, 2002, most of which was incurred in our U.S. operation. Our cost of goods sold in 2002 decreased by $66,944, a 47% decrease compared to $143,431 for the same period in 2001.

      Under the current licensing/branding U.S. business model, we do not bear direct financial responsibility for the cost of the flavor ingredients used to produce the Looney Tunes(TM) flavored milk, which are purchased directly from approved suppliers by the processor dairies. Our revenue from kits sold through our promotion agreement with Quality Chek'd is based upon the net revenue that we receive from Quality Chek'd, which invoices its member processor dairies and retains the balance of the kit price to cover the cost of the kit flavor ingredients. We record revenue on a net basis and do not book or attribute a cost of goods sold to these sales. Under our production agreements with Neolac (Mexico), Farmers Dairy (Canada) and Jasper (US - extended shelf life milk), we invoice the full kit price and credit these processors with their cost of purchasing the flavor ingredients directly from our approved suppliers. We record as revenue the full kit price and book the corresponding credit as a cost of goods sold for these sales.

Operating Expense

      We incurred selling expenses for the six months ended June 30, 2002 of $17,514, consisting of $14,514 incurred in China and $3,000 in our US operation. Our selling expense decreased for the six months ended June 30, 2002 by $129,483, an 88% decrease compared to the selling expense of $146,952 for the same period in 2001, which was incurred only in China.
The decrease in selling expense was due to the strategic refocusing of our effort to implement our kit-sale business model to certain qualified dairies in major cities of China. We entered the China market more than five years ago and anticipated significant time for consumers in China to accept a branded premium Western style flavored milk. We expect that selling expense in China will remain at current levels as we expand our business in China.

      We incurred general and administrative expenses for the six months ended June 30, 2002 of $2,216,511, consisting of $2,171,224 in our U.S. operation and $45,220 in China. Our general and administrative expenses in 2002 increased by $199,367, a 10% increase compared to $2,017,144 for the same period in 2001. The increase was due to one to one time non-cash charges of approximately $516,000 related to the issuance of options (as a consulting expenses) and extending warrants and reducing exercise process, and an increase in marketing and promotional expenses in 2002, offset by a decrease in overhead expense in China.

Interest Expense

      We incurred interest expense for the six months ended June 30, 2002 of $21,664 consisting of $21,510 in our U.S. operation and $154 in our China operation. Our interest expense in 2002 decreased by $7,108, a 25% decrease compared to $28,772 in 2001. The decrease came from our China operation related to a bank loan from Fujian Bank, which was paid off in 2001, coupled with a increase in interest attributed to the restructuring of the payment schedule in one of our Warner Bros. licenses.

Net Loss

      We had a net loss for the six months ended June 30, 2002 of $1,587,776 compared with a net loss of $2,005,525 for the same period in 2001. The net loss consisted of $57,593 in China and $1,530,183 from our US operation. The net loss decrease in 2002 amounted to $417,749 or 21% compared to the same period in 2001. The decrease in net loss in 2002 resulted from a reduction in general and administrative expenses in China coupled with a 125% increase in gross revenues in 2002.

Loss Per Share

      We reported a loss of $(0.13) per share for the six months ended June 30, 2002, compared to a loss of $(0.16) per share for the same period of 2001, representing a 19% decrease.

Three Months Ended June 30, 2002 Compared to the Three Months Ended
-------------------------------------------------------------------
June 30, 2001
-------------

Revenue

      We had revenues for the three months ended June 30, 2002 of $496,179, with a cost of sales of $72,004, resulting in a gross profit of $424,175, or 85% of sales. Of the $496,179, $418,859 was from sales in the U.S. operation, $2,565 from sales in China, $50,180 from sales in Canada and $24,575 from sales in Mexico. Our revenue for the three months ended June 30, 2002 increased by $337,496, a 213% increase compared to revenue of $158,683 for the three months ended June 30, 2001. The increase was the result of our increased customer sales base accomplished through expanded sales and promotion efforts.

Cost of Goods Sold

      We incurred cost of goods sold of $72,004 for the three months ended June 30, 2002, most of which was incurred in our U.S. operation in the second quarter. Our cost of goods sold for this period increased by $51,669, a 254% increase compared to $20,335 for the three months ended June 30, 2001. Under our production agreements with Neolac (Mexico), Farmers Dairy

(Canada) and Jasper (US - extended shelf life milk), we invoice the full kit price and credit these processors with their cost of purchasing the flavor ingredients directly from our approved suppliers. We record as revenue the full kit price and book the corresponding credit as a cost of goods sold for these sales, which occurred primarily in the second quarter.

Operating Expense

      We incurred selling expenses for the three months ended June 30, 2002 of $7,728, all of which were incurred in China. Our selling expenses decreased for the three months ended June 30, 2002 by $63,482, a 90% decrease compared to the selling expense of $70,710 for the three months ended June 30, 2001, with China accounting for 90% of this amount. We expect that selling expense in China will remain at current levels as we expand our business in China.

      We incurred general and administrative expenses for the three months ended June 30, 2002 of $1,508,944, consisting of $1,480,639 in our U.S. operation and $28,305 in China. Our general and administrative expenses for the three months ended June 30, 2002 increased by $721,054, a 92% increase compared to $787,890 for the same period in 2001. This increase was due to non-cash one-time charges of approximately $516,000 and an increase in marketing and promotional expenses.

Interest Expense

      We incurred interest expense for the three months ended June 30, 2002 of $10,559 consisting of $10,412 in our U.S. operation and $147 in our China operation. Our interest expense for the three months ended June 30, 2002 decreased by $3,661, a 26% decrease compared to $14,220 for the same period in 2001.

Net Loss

      We had a net loss for the three months ended June 30, 2002 of $1,102,556 compared with a net loss of $734,472 for the same period in 2001. The net loss consisted of $35,086 in China and $1,067,470 from our US operation. The net loss increase amounted to $368,084 or 50% compared to the same period in 2001. The increase in net loss resulted from increased general and administrative expenses in our U.S. operation.


LIQUIDITY AND CAPITAL RESOURCES

      As of June 30, 2002, we reported that net cash used in operating activities was $1,150,995, and net cash provided by financial activities was $965,220.

      As of June 30, 2001, we reported that net cash used in operating activities was $1,249,231, net cash used in investing activities was $710,875, and net cash provided by financing activities was $510,000.

      Net cash used in operating activities decreased by $98,236 to $1,150,995 for the six months ended June 30, 2002, representing approximately 8% decrease, compared to $1,249,231 of net cash used in operating activities for the same period of 2001. The decrease reflects management's efforts to reduce operating expenses.

      Net cash used in investing activities decreased by $710,875 to $0 for the six months ended June 30, 2002, representing a full amount decrease, compared to $710,875 for the same period of 2001.

      Net cash provided by financing activities for the period ended June 30, 2002 increased 89% to $965,220 from $510,000 for the same period in 2001. In the six months ended June 30, 2002, we received $700,000 in net proceeds from the issuance of Series H preferred stock, $330,000 from the exercise of stock options, $288,000 from the issue of Series I preferred stock and repaid loans totaling approximately $352,800.

      For the period ended June 30, 2002, we had total liabilities of $2,349,999, representing an 11% decrease from $2,647,374 at December 31, 2001. The decrease relates primarily to the payoff of notes payable and other liabilities.

      Going forward, the our primary requirements for cash consist of (1) the continued development of our business model in China, the United States and on an international basis; (2) general overhead expenses for personnel to support the new business activities; and (3) payments of guaranteed royalty payments to Warner Bros. under existing licensing agreements. We estimate that our need for financing to meet our cash needs for operations will continue to the fourth quarter of 2002, when cash supplied by operating activities will enable us to meet the anticipated cash requirements for operation expenses. We anticipate the need for additional financing in 2003 to reduce our liabilities and return shareholder equity to a positive status.

      As of December 31, 2001, we received $1,055,000 of a $2.35 million private offering of our Series H convertible preferred stock and, during the first quarter of 2002, we received an additional $700,000. On June 6, 2002, we received net proceeds of $330,000 from the exercise of stock options for 1,000,000 shares issued to three consultants for services rendered. On June 17, 2002, we received net proceeds of $288,000 in a private offering of our Series I convertible preferred stock for working capital.

      We currently have monthly working capital needs of approximately $240,000. We anticipate monthly revenues to exceed $250,000 per month in the fourth quarter of 2002.

      We are continuing to explore new points of sale for Looney Tunes(TM) flavored milk. In the first and second quarters, Looney Tunes(TM) milk products were placed in vending machines in select secondary schools in the greater Chicago area to determine whether a school-vending program is an appropriate point of sale for these products. Presently, we are aggressively pursuing this market through trade/industry shows and individual direct contracts. The implementation of such a school base program, if viable, could have an impact on the level of our revenue during the third and fourth quarters of 2002.

      Similarly, we expect that commencement of extended shelf life ("ESL") milk production agreements with strategically placed ESL dairy processors, the greater control over sales with our refined business model and the cost-wholesale price differential source of revenue will continue have a positive impact on revenues, with the distribution of Looney Tunes(TM) flavored milk in national chains such as Super Target, as well as large regional supermarkets such as Publix, Krasdale, Albertsons, Foodline, A&P, BI-LO, Walbaums and Win Dixie.

      At the beginning of 2002, we began negotiations with Warner Bros. to extend the US license agreement for an additional year on the same terms before renewal of the license was necessary. The parties have agreed to such an extension. In addition, a Warner Bros. Looney Tunes(TM) license for Canada has been approved. We have executed an agreement with Farmers Dairy in Canada to produce Looney Tunes(TM) flavored milk for distribution in Eastern Canada.

      Commencing in May 2002, we developed a new branded fortified flavored milk product under the "Slammers Reduced Fat Fortified Milk(TM)" brand name. Our Slammers brand is being used in conjunction with our licensed Looney Tunes(TM) characters on vitamin fortified flavored milk. The introduction of the Slammers Reduced Fat Fortified Milk(TM) brand was made in conjunction with our co-sponsoring the nationwide Taz Atti-Tour, a Looney Tunes(TM) action sports tour sponsored by Warner Bros. Consumer Products, Warner Bros. Theatrical, Wal-Mart, Acclaim Entertainment, AOL and ASA Events. This extreme sports tour features professional international inline skating, skateboard and bike sport stars, who perform demonstrations and lead interactive clinics. The 2002 Taz Atti-Tour is scheduled at Wal-Mart stores in 19 US cities through September 20, 2002.

      In June 2000, we executed an exclusive aseptic tetra-bick production agreement with a division of Parmalat USA Corp. for Looney Tunes(TM) flavored milk, as well as our new Slammers Reduced Fat Fortified Milk(TM). We anticipate the launch of this new aseptic tetra-bick product in September 2002. We expect this product to have a positive impact upon our revenues, commencing with the fourth quarter of 2002.

DEBT STRUCTURE

Warner Bros.
------------

      We hold five licenses for Looney Tunes(TM) characters and names from Warner Bros. Each license is structured to provide for the payment of guaranteed royalty payments to Warner Bros. We account for these guaranteed payments as debt and licensing rights as assets. The following is a summary of the balances owed as of June 30, 2002 and the license expiration dates:


                                               Amount      Expiration
License          Guaranty     Balance Due     Past Due        Date
-------          --------     -----------     --------     ----------

U.S. License     $500,000      $    -0-       $   -0-       12/31/03
U.S. TAZ         $250,000      $166,667       $   -0-       N/A
China            $400,000      $172,403       $25,288       06/30/03
Mexico           $145,000      $ 36,250       $   -0-       05/31/04
Canada           $ 32,720      $    -0-       $   -0-       03/31/04

International Paper
-------------------

      During the process of acquiring from American Flavors China, Inc. the 52% of equity interest in and to Hangzhou Meilijian, we issued an unsecured promissory note to assume the American Flavors' debt owed to a supplier, International Paper. The face value of that note was $282,637 at interest rate of 10.5% per annum without any collateral attached. The note has 23 monthly installment payments of $7,250 with a balloon payment of $159,862 at the maturity date of July 15, 2000. We negotiated with International paper for the extension of this note. On July 6, 2000, International Paper agreed to extend the note to July 1, 2001, and the principal amount was adjusted due to different interest calculation approach. International Paper imposed a charge of $57,000 to renegotiate the note owing the failure of Hangzhou Meilijian to pay for certain packing material, worth more than $57,000 made to order in 1999. The current outstanding balance on this note is $187,743. The Company is delinquent in its payments under this note and anticipates discharging this obligation in 2002.

Individual Loans
----------------

      On November 6 and 7, 2001, respectively, we received the proceeds of two loans aggregating $100,000 from two offshore lenders. The two promissory notes, one for $34,000 and the other for $66,000, were payable February 1, 2002 and bear interest at the annual rate of 8%. These loans are secured by a general security interest in all our assets. On February 1, 2000, the parties agreed to extend the maturity dates until the completion of the anticipated Series H financing. On June 18, 2002, the respective promissory note maturity dates were extended by agreement of the parties to December 31, 2002. On June 18, 2002, we agreed to extend the expiration dates of warrants issued in connection with our Series D and F preferred until June 17, 2005 and to reduce the exercise price of certain of those warrants to $1.00, in partial consideration for the maturity date extension.

      On April 18, 2002, we received $50,000 in loan proceeds from a lender who also is a holder of our Series H Convertible Preferred Stock. The $50,000 was payable May 1, 2002 with interest at the annual rate of 8%. This maturity date for the repayment of this loan was extended to May 15, 2002 and paid in full at that time.

EFFECTS OF INFLATION

      We believe that inflation has not had material effect on its net sales and results of operations.

EFFECT OF FLUCTUATION IN FOREIGN EXCHANGE RATES

      Our Shanghai subsidiary is located in China. It buys and sells products in China using Chinese renminbi as functional currency. Based on Chinese government regulation, all foreign currencies under the category of current account are allowed to freely exchange with hard currencies.
During the past two years of operation, there were no significant changes in exchange rates. However, there is no assurance that there will be no significant change in exchange rates in the near future.


                  CHANGES IN SECURITIES AND USE OF PROCEEDS

First Quarter

      On January 2, 2002, we issued options for 3,714 shares of common stock having an exercise price of $0.35 and exercisable for five years, pursuant to an employment agreement.

      On January 18, 2002, we issued 238,334 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 5,000 shares of Series D Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $8,463.34.

      On January 18, 2002, we issued 238,334 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 5,000 shares of Series D Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $8,463.34.

      On January 28, 2002, we issued 40,000 shares of common stock to The Keshet Fund LP, upon the conversion of 883 shares of Series G Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $984.83.

      On January 28, 2002, we issued 136,038 shares of common stock to Amro International, S.A., upon the conversion of 2,840 shares of Series D Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $4,970.00.

      On January 30, 2002, we issued 15,000 shares of its Series H convertible preferred stock, having a conversion price of $0.40 per share of common stock, and warrants for 375,000 shares at $0.50 per share. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $150,000 in cash.

      On February 4, 2002, we issued 206,700 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 4,375 shares of Series D Convertible Preferred, at a conversion price of $0.2480. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,511.60.

      On February 4, 2002, we issued 206,700 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 4,375 shares of Series D Convertible Preferred, at a conversion price of $0.2480. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,511.60.

      On February 5, 2002, we issued 20,000 shares of common stock to The Keshet Fund LP, upon the conversion of 492 shares of Series G Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $496.03.

      On February 15, 2002, we issued 5,000 shares of its Series H convertible preferred stock, having a conversion price of $0.40 per share of common stock, and warrants for 125,000 shares at $0.50 per share to a sophisticated and accredited investor. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $50,000 in cash.

      On February 20, 2002, we issued 35,000 shares of common stock to The Keshet Fund LP, upon the conversion of 832 shares of Series G Convertible Preferred, at a conversion price of $0.2949. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $952.05.

      On February 29, 2002, we issued 279,795 shares of common stock to Amro International, S.A, upon the conversion of 7,160 shares of Series D Convertible Preferred, at a conversion price of $0.3013. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $12,711.00.

      On March 1, 2002, we issued 20,000 shares of common stock to The Keshet Fund LP, upon the conversion of 536 shares of Series G Convertible Preferred, at a conversion price of $0.2993. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $630.20.

      On March 1, 2002, we issued warrants for 25,000 shares of common stock, having an exercise price of $0.40 per share. The warrants are immediately exercisable and have an expiration date of February 28, 2007. These warrants were issued to the lender in connection with a December 27, 2001 loan of $250,000 to us.

      On March 15, 2002, we issued 20,000 shares of common stock to The Keshet Fund LP, upon the conversion of 532 shares of Series G Convertible Preferred, at a conversion price of $0.2973. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $633.70.

      On March 18, 2002, we issued 50,000 shares of its Series H convertible preferred stock, having a conversion price of $0.40 per share of common stock, and warrants for 1,250,000 shares at $0.50 per share to a sophisticated and accredited investor. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $500,000 in cash.


Second Quarter

      On April 19, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 252 shares of Series G Convertible Preferred, at a conversion price of $0.2840. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $320.80.

      On April 19, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 234 shares of Series G Convertible Preferred, at a conversion price of $0.2640. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $299.40.

      On April 24, 2002 our Board of Directors voted to extend options for 1,383,705 shares of common stock issued on April 29 and April 30, 1997 to Tamarind Management, Ltd. (an affiliate of Mr. Paul Downes, a founder of the Company) and options for 700,000 shares of common stock issued on April 30, 1997 to Mr. Dale Reese (a founder of the Company), for services rendered to us. These extended options, which had original expiration dates of April 29 and

April 30, 2002, respectively, retain an exercise price of $1.00 and are exercisable upon the following conditions: The expiration dates for these options are extended for a two year period, commencing upon the effective date of a registration statement for the resale of the common stock underlying the options; the options will not be exercised during a one year lockup period commencing on the 1st day after our common stock trades during a 90 day period at a moving average of at least $1.00; we have the option to call the options commencing on the 1st day after our common stock trades during a 90 day period at a moving average of at least $2.00.

      On May 3, 2002, we issued 52,730 shares of common stock to Amro International, S.A, upon the conversion of 1,000 shares of Series D Convertible Preferred, at a conversion price of $0.22. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $1,811.51.

      On May 7, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 215 shares of Series G Convertible Preferred, at a conversion price of $0.2427. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $277.44.

      On May 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 158 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $207.77.

      On May 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 158 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $207.77.

      On May 13, 2002, we issued 20,000 shares of common stock to Keshet LP, upon the conversion of 316 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $416.07.

      On May 13, 2002, we issued 15,000 shares of common stock to Keshet LP, upon the conversion of 237 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $312.45.

      On May 17, 2002, we issued 131,239 shares of common stock to Amro International, S.A, upon the conversion of 2,000 shares of Series D Convertible Preferred, at a conversion price of $0.18. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $3,623.00.

      On May 17, 2002, we issued 278,498 shares of common stock to Amro International, S.A, upon the conversion of 4,000 shares of Series D Convertible Preferred, at a conversion price of $0.17. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,344.00.

      On May 20, 2002, we issued 10,000 shares of common stock to Keshet LP, upon the conversion of 158 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $209.37.

      On May 20, 2002, we issued 10,000 shares of common stock to Keshet LP, upon the conversion of 131 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $372.82.

      On May 22, 2002, we issued options for 1,710,000, in the aggregate, as compensation to three consultants to assist us in management and strategic planning issues, pursuant to consulting agreements of the same date. These options were issued pursuant to a Form S-8 registration statement filed June 6, 2002 and are exercisable for a one-year period. Of the 1,710,000 options, 1,150,000 options have an exercise price of $0.33 per share and 560,000 options have an exercise price of $0.50 per share.
We have the ability to compel the exercise of these options if the trading price of our common stock equals or exceeds $1.00 for thirty consecutive trading days.

      On May 23, 2002, we issued 63,454 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 1,000 shares of Series D Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,494.00.

      On May 23, 2002, we issued 63,454 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 1,000 shares of Series D Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,494.00.

      On May 24, 2002, we issued 15,000 shares of common stock to Keshet LP, upon the conversion of 237 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $312.85.

      On May 24, 2002, we issued 15,000 shares of common stock to The Keshet Fund LP, upon the conversion of 157 shares of Series G Convertible Preferred, at a conversion price of

$0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $449.88.

      On May 29, 2002, we issued 652,178 shares of common stock to Amro International, S.A, upon the conversion of 9,642 shares of Series D Convertible Preferred, at a conversion price of $0.168. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $13,146.

      On May 29, 2002, we issued 652,178 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 9,642 shares of Series D Convertible Preferred, at a conversion price of $0.168. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $13,146.

      On May 30, 2002, we issued 652,178 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 9,642 shares of Series D Convertible Preferred, at a conversion price of $0.168. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $13,146.

      On June 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 126 shares of Series G Convertible Preferred, at a conversion price of $0.1627. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $366.70.

      On June 10, 2002, we issued 425,000 shares of common stock to a consultant, upon the exercise of options issued pursuant to a consulting agreement, as compensation for management consulting and strategic planning services provided to us. These shares were issued pursuant to a Form S-8 registration statement filed on June 6, 2002.

      On June 10, 2002, we issued 425,000 shares of common stock to a consultant, upon the exercise of options issued pursuant to a consulting agreement, as compensation for management consulting and strategic planning services provided to we. These shares were issued pursuant to a Form S-8 registration statement filed on June 6, 2002.

      On June 10, 2002, we issued 150,000 shares of common stock to a consultant, upon the exercise of options issued pursuant to a consulting agreement, as compensation for management consulting and strategic planning services provided to we. These shares were issued pursuant to a Form S-8 registration statement filed on June 6, 2002.

      On June 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 130 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $381.12.

      On June 17, 2002, we received sufficient consents to file an amended certificate of incorporation, which increased our authorized common stock from 20,000,000 to 50,000,000 shares.

      On June 17, 2002, we issued 30,000 shares of its Series I 8% convertible preferred stock and warrants for 2,000,000 shares at $0.50 per share, exercisable within three years from issue, to two sophisticated and accredited investors, pursuant to Rule 506, Regulation D and Section 4(2) of the Securities Act of 1933. The conversion of the preferred into common stock shall be at a per common share conversion price of 75% of the average of the three lowest closing bid prices for the thirty day period immediately preceding conversion. The conversion price is subject to a maximum of $0.50 per share and a minimum of $0.30 per share, which minimum conversion price shall govern for the 270 days immediately following the issue date of the Series I preferred shares. The minimum conversion price shall be extended indefinitely upon the occurrence of certain defined events, including the effectiveness of a registration statement for the resale of the common stock underlying the preferred and a trading price of our common stock at $0.50 or higher for fifteen consecutive days. We have the ability to compel the exercise of the warrants in tranches of not more than 500,000 warrants each, if the trading price of our common stock equals or exceeds $1.00 for thirty consecutive trading days and a registration statement for the underlying common is effective. The Series I convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in gross cash proceeds of $300,000, less expenses of $12,000.

      On June 18, 2002, we agreed to extend the expiration dates of warrants issued in connection with our Series D and F preferred until June 17, 2005 and to reduce the exercise price of certain of those warrants to $1.00. In consideration for this warrant modification, the holders of two promissory notes executed by us aggregating $100,000, dated November 6 and 7, 2001, respectively, agreed to extend the maturity dates of the notes to December 31, 2002. In addition, the holders of our Series D and F preferred stock agreed to waive all potential penalties associated with the Series D and F preferred, including the abandonment of a certain SB-2 registration statement filed in connection with the resale of the common stock underlying the Series D and F preferred. Below is a table containing the warrant modifications.


                                       WARRANT        COMMON        UNMODIFIED
                                        ISSUE       SHARES UPON      PURCHASE
WARRANTHOLDER   (Series)                 DATE        EXERCISE         PRICE
------------------------               -------      -----------     ----------

Austinvest Anstalt Balzers     (D)     3-9-99           16,250       $2.96
Austinvest Anstalt Balzers     (D)     4-23-99           8,125       $2.96
Austinvest Anstalt Balzers     (D)     2-1-00          422,500       $0.625*
Austinvest Anstalt Balzers     (F)     4-7-00        1,000,000       $1.00
Austinvest Anstalt Balzers     (F)     10-13-00         38,259       $0.9825*
Esquire Trade & Finance, Inc.  (D)     3-9-99           16,250       $2.96
Esquire Trade & Finance, Inc.  (D)     4-23-99           8,125       $2.96




Esquire Trade & Finance, Inc.  (D)     2-1-00          422,500       $0.625*
Esquire Trade & Finance, Inc.  (F)     4-7-00        1,000,000       $1.00
Esquire Trade & Finance, Inc.  (F)     10-13-00         38,259       $0.9625*
Libra Finance, S.A .           (F)     4-7-00        1,600,000       $0.84*
Amro International, S.A.       (D)     2-1-00          455,000       $0.625*
Amro International, S.A.       (F)     4-7-00        1,000,000       $1.00
Amro International, S.A.       (F)     10-13-00         38,259       $0.9625*
Amro International, S.A.       (D)     3-9-99           17,500       $2.96
Amro International, S.A.       (D)     4-23-99           8,750       $2.96

--------------------
*     Exercise price not adjusted

      On June 19, 2002, we issued 33,333 shares of restricted common stock to Tradersbloom Limited, as a finder fee in connection with the issuance of our Series I preferred stock. Tradersbloom Limited is a sophisticated and accredited investor.

      On June 19, 2002, we issued 66,667 shares of restricted common stock to Libra Finance, S.A., as a finder fee in connection with the issuance of our Series I preferred stock. Libra Finance, S.A. is a sophisticated and accredited investor.

      On June 21, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 135 shares of Series G Convertible Preferred, at a conversion price of $0.1760. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $402.29.

      On July 1, 2002, we issued 500,000 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 8,250 shares of Series D Convertible Preferred, at a conversion price of $0.165. The conversion did not include accrued and unpaid dividends on the preferred converted.

      On July 1, 2002, we issued 500,000 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 8,250 shares of Series D Convertible Preferred, at a conversion price of $0.165. The conversion did not include accrued and unpaid dividends on the preferred converted.

      On July 23, 2002, we issued 475,000 shares of common stock to The Keshet Fund LP, upon the conversion of 6,172 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $18,083.72.

      On July 23, 2002, we issued 475,000 shares of common stock to Keshet LP, upon the conversion of 6,172 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued dividends on the preferred converted of $18,083.72.